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                                  Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Methode Electronics, Inc. for the registration of 110,472 shares of its Class A Common Stock and to the incorporation by reference therein of our report dated June 20, 1995, with respect to the consolidated financial statements of Methode Electronics, Inc. included in its Annual Report on Form 10-K for the year ended April 30, 1995, filed with the Securities and Exchange Commission.



                                          ERNST & YOUNG LLP



Chicago, Illinois
August 2, 1995



(5002E2DD)